EXHIBIT 10.4



                             SHAREHOLDER'S AGREEMENT

         SHAREHOLDER'S AGREEMENT dated as of March 11, 1997 (the "Agreement"), by and between CHECKPOINT SYSTEMS, INC., a Pennsylvania corporation ("Parent"), and GEORGE K. BROADY ("Shareholder").

                                    RECITALS

         A. Parent, CU Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Ultrak, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Reorganization dated as of the date hereof (the "Plan"). The Merger (as defined in the Plan) is subject to certain conditions, including the approval of the Merger and the approval and adoption of the Plan by the holders of a majority of the outstanding shares of common stock, par value $0.10 per share of the Company (the "Common Stock") and by the holders of a majority of the outstanding shares of preferred stock, par value $5.00 per share, of the Company (the "Preferred Stock").

         B. Shareholder is the record and beneficial owner of 1,634,603 shares of Common Stock (the "Shareholder Common Shares") and 195,351 shares of Preferred Stock (the "Shareholder Preferred Shares") (the Shareholder Common Shares and the Shareholder Preferred Shares, together with any shares of Common Stock or Preferred Stock acquired by Shareholder after the date of this Agreement and during the term of the Plan, are collectively referred to as the "Shareholder Shares").

         C. As a significant condition to the willingness of Parent to enter into the Plan, and as a material inducement to it to do so, Shareholder has agreed for the benefit of Parent as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.


                                   ARTICLE 11

                          COVENANTS OF THE SHAREHOLDER

         SECTION 2.01. Agreement to Vote. At any meeting of the shareholders of the Company held prior to the Termination Date (as defined in Section 8.01 of this Agreement), however called, and at every adjournment thereof prior to the Termination Date, or in connection with any written consent of the shareholders of the Company given prior to the Termination Date, Shareholder shall vote the Shareholder Common Shares and the Shareholder Preferred Shares (a) in favor of the approval of the Merger and each of the other transactions contemplated by the Plan and in favor of the approval and adoption of the Plan, and any actions required in furtherance hereof and thereof; (b) against any action or agreement that would, directly or indirectly, result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Plan; and (c) against any takeover proposal, business combination or any other action or agreement that, directly or indirectly, is inconsistent with or that is reasonably likely, directly or indirectly, to impede, interfere with, delay, postpone or attempt to discourage the Merger or any other transaction contemplated by the Plan. Shareholder shall not enter into any agreement or understanding with any person prior to the Termination Date, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Shareholder Shares in any manner inconsistent with the preceding sentence.

         SECTION 2.02. Proxies and Voting Agreements. (a) Shareholder hereby revokes any and all previous proxies granted with respect to matters set forth in Section 2.01 for the Shareholder Shares.

         (b) Prior to the Termination Date, Shareholder shall not, directly or indirectly, except as contemplated hereby, grant any proxies or powers of attorney with respect to matters set forth in Section 2.01, deposit any of the Shareholder Shares into a voting trust or enter into a voting agreement with respect to any of the Shareholder Shares, in each case with respect to the matters set forth in Section 2.01.

         SECTION 2.03. Transfer of Shareholder Shares by Shareholder. Prior to the Termination Date, Shareholder shall not, (a) place any Lien on any of the Shareholder Common Shares or the Shareholder Preferred Shares, other than pursuant to this Agreement or the Plan, or (b) sell, convey, transfer or otherwise dispose of any Shareholder Shares other than a disposition (i) by operation of law in connection with the Merger, (ii) in the event of the Shareholder's death, by operation of law pursuant to a will or intestate succession, or (iii) to a trust, partnership or limited liability company for benefit of Shareholder or Shareholder's immediate family; provided, however, that any such transferee shall be subject to the terms of this Agreement. "Lien" shall mean any lien, encumbrance, encroachment, defect, mortgage, pledge, liability, option, security interest, conditional sale or other title retention agreement, assessment, license, covenant, charge, restriction, reservation, claim, burden, rights or interest whatsoever of any third party.

         SECTION 2.04. Dissenters' Rights. Shareholder shall not give notice pursuant to Section 262 of the DGCL of Shareholder's intent to demand payment for any of the Shareholder Shares, or take any other action to exercise dissenters' rights under the DGCL, if the Merger is effectuated.


                                   ARTICLE III

       REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF SHAREHOLDER

         Shareholder represents, warrants and covenants to Parent that:

         SECTION 3.01. Ownership. Shareholder is as of the date hereof the sole beneficial and record owner of the Shareholder Shares (other than the 148,851 owned in trust); Shareholder has the sole right to vote the Shareholder Shares, including the sole right to vote 148,851 of the Shareholder Common Shares as are held in trust for the benefit of Shareholder's family; and there are (a) no restrictions on rights of disposition of the Shareholder Shares, (b) other than respecting the Shareholder Common Shares identified in Exhibit "A" appended hereto (the "Encumbered Shareholder Common Shares"), no Liens attaching to the Shareholder Common Shares, or (c) no Liens encumbering the Shareholder Preferred Shares. None of the Shareholder Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shareholder Shares.

         SECTION 3.02. Authority and Non-Contravention. Shareholder has the right, power and authority and has been duly authorized by all necessary action (including consultation, approval or other action by or with any

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other person), to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

         SECTION 3.03. Binding Effect. This Agreement has been duly executed and delivered by Shareholder and is the valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

         SECTION 3.04. Total Shares. Other than shares of Common Stock which Shareholder may acquire through the exercise of options or through the conversion of Preferred Stock into shares of Common Stock, the Shareholder Shares are the only shares of Common Stock and Preferred Stock of the Company owned beneficially or of record as of the date hereof by Shareholder, and Shareholder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company.

         SECTION 3.05. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from the Company, Parent or Merger Sub in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Shareholder, except as otherwise provided in the Plan.

         SECTION 3.06. Consent to Agreement. Shareholder shall, not later than April 11, 1997, using its reasonable best efforts, obtain the consent to this Agreement of the holder of each of the Lien(s) affecting the Encumbered Shareholder Common Shares.

         SECTION 3.07. Investors Agreement. On or prior to the Closing Date, Shareholder shall execute and deliver to Parent the Investors Agreement in the form attached hereto as Exhibit B.



                                   ARTICLE IV

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT

         Parent represents, warrants and covenants to Shareholder that:

         SECTION 4.01. Corporate Power and Authority. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent.

         SECTION 4.02. Binding Effect. This Agreement has been duly executed and delivered by Parent and is a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.01. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided however, that the Company may pay the reasonable costs and expenses of the Shareholder.

         SECTION 5.02. Further Assurances. From time to time, at the request of Parent, in the case of Shareholder, or at the request of Shareholder, in the case of Parent, and without further consideration payable by Parent and without additional payment by Shareholder, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

         SECTION 5.03. Specific Performance. Shareholder agrees that Parent would be irreparably damaged if for any reason Shareholder fails to perform any of Shareholder's obligations under this Agreement, and that Parent would not have an adequate remedy at law for money damages in such event. Accordingly, Parent shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by Shareholder. This provision is without prejudice to any other rights that Parent may have against Shareholder for any failure to perform its obligations under this Agreement.

         SECTION 5.04. Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. The representations, warranties, covenants and agreements set forth in Article II and Sections 3.01 and 3.06 and Article IV shall terminate, except with respect to liability for prior breaches thereof, upon the termination of the Plan in accordance with its terms or, if earlier, the Effective Time of the Merger (the "Termination Date").

         SECTION 5.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, successors and permitted assigns; provided, however, that a party may not assign, delegate or otherwise transfer any of such party's rights or obligations under this Agreement without the consent of the other parties hereto and any purported assignment, delegation or transfer without such consent shall be null and void and of no force and effect.

         SECTION 5.06. Certain Events. Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder Shares beneficially owned by Shareholder and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

         SECTION 5.07. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         SECTION 5.08. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan or at such address for a party as shall be specified by like notice.

         SECTION 5.09. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         SECTION 5.10. Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same Agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         SECTION 5.11. Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 5.12. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

         SECTION 5.13. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

         SECTION 5.14. Due Diligence. In the event that Ultrak or Checkpoint shall terminate the Plan pursuant to Section 8.1 (b)(iv) thereof, then this Agreement shall immediately and automatically terminate and become null, void and of no further force or effect.

         IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be duly executed as of the day and year first above written.


                                 CHECKPOINT SYSTEMS, INC.



                                 By: /s/ Kevin P. Dowd
                                     ------------------------------------------
                                         Kevin P. Dowd, Chief Executive Officer




                                     /s/ George K. Broady
                                     ------------------------------------------
                                         George K. Broady


         The undersigned spouse of GEORGE K. BROADY hereby joins in this Agreement and consents and agrees to the undertakings, covenants and agreements of the said GEORGE K. BROADY made herein.


                                     /s/ Eleanor Jane Broady
                                     ------------------------------------------
Dated:  March 11, 1997                   Eleanor Jane Broady

                                   EXHIBIT "A"
                                   -----------


                      ENCUMBERED SHAREHOLDER COMMON SHARES



         No. of Shares                      Holders of Encumbrances
         -------------                      -----------------------


            500,000                         - NationsBank of Texas, N.A.
         (in the aggregate)                 - Texas Commerce Bank
                                            - State Street Bank & Trust
                                            - Paine Webber

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